Exhibit 1.2

                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

               PPLUS CLASS A 7.00% TRUST CERTIFICATES SERIES DCC-1 PPLUS CLASS B 0.45% TRUST CERTIFICATES SERIES DCC-1

                                 TERMS AGREEMENT


                                                                 August 4, 2003


To:      Merrill Lynch Depositor, Inc.
         World Financial Center
         North Tower
         New York, New York 10281
         Attention: Barry N. Finkelstein


Ladies and Gentlemen:

          We understand that Merrill Lynch Depositor, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 1,000,000 PPLUS Class A 7.00% Trust Certificates Series DCC-1 (the "Class A Certificates") at a $25 Stated Amount per Class A Trust Certificate and 1,000,000 PPLUS Class B 0.45% Trust Certificates Series DCC-1 (the "Class B Certificates") with a notional principal amount of $25 per Class B Certificate, (the Class A Certificates and Class B Certificates collectively, the "Underwritten Securities").

          Subject to the terms and conditions set forth below and subject to the terms of the Purchase Agreement which are incorporated by reference herein, we offer to purchase the principal amount of Underwritten Securities at the purchase price set forth below.

          The Underwritten Securities shall have the following terms:


Title: PPLUS Trust Certificates Series DCC-1, offered in two classes (Class A
        Trust Certificates and Class B Trust Certificates)

Ratings: BBB+ from Standard & Poor's and A3 from Moody's

Amount:  1,000,000 Class A Trust Certificates

         1,000,000 Class B Trust Certificates

Class A Trust Certificate Denominations: stated amount of $25 and integral multiples thereof

Class B Trust Certificate Denominations: notional principal amount of $25 and integral multiples thereof

Currency of payment:  U.S. dollars

Distribution rate or formula: Holders of Class A Trust Certificates will be entitled to distributions at 7.00% per annum through March 1, 2027, unless the Class A Trust Certificates are redeemed or called prior to such date. Holders of Class B Trust Certificates will be entitled to distributions at 0.45% per annum through March 1, 2027, unless the Class B Trust Certificates are redeemed or called prior to such date.

Cut-off Date:  August 7, 2003

Distribution payment dates: March 1 and September 1, commencing September 1,
2003

Regular record dates: As long as the Underlying Securities are represented by one or more global certificated securities, the record day will be the close of business on the Business Day prior to the relevant distribution payment dates, unless a different record date is established for the Underlying Securities. If the Underlying Securities are no longer represented by one or more global certificated securities, the distribution payment date will be at least one Business Day prior to the relevant distribution payment dates.

Stated maturity date:  March 1, 2027

Sinking fund requirements:  None

Conversion provisions:  None

Listing requirements:  Class A listed on the New York Stock Exchange

Black-out provisions:  None

Fixed or Variable Price Offering: Fixed Price Offering

Class A Trust Certificate Purchase Price: $25.00 per Class A Trust Certificate Class B Trust Certificate Purchase Price: $1.125 per Class B Trust Certificate

Form: Book-entry Trust Certificates with The Depository Trust Company, except in certain limited circumstances

Closing date and location: August 7, 2003, Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York

          Please accept this offer no later than 10:00 A.M. (New York City time) on August 4, 2003 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                    Very truly yours,

                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                    INCORPORATED

                                    By /s/ Barry N. Finkelstein
                                       ---------------------------
                                       Authorized Signatory




Accepted:

MERRILL LYNCH DEPOSITOR, INC.


By: /s/ Barry N. Finkelstein
    ----------------------------
    Name: Barry N. Finkelstein
    Title: President